One or more natural persons of the age of 18 years or more may incorporate a business corporation by signing, verifying, and delivering Articles of Incorporation in duplicate to the Corporation Commissioner. The procedure for the formation of business corporations is set forth in ORS 57.306 through
57.331.  See ORS 57.311 for the content of Articles of Incorporation.

                                                                        FILED
                               FILE NO.  164640                      NOV 23 1982

                            ARTICLES OF INCORPORATION


     The undersigned natural person(s) of the age of eighteen years or more, acting as incorporators under the Oregon Business Corporation Act, adopt the following Articles of Incorporation.

ARTICLE I  The name of this corporation is   AQUA TUNNEL, INC.
                                           --------------------------------

and its duration shall be  perpetual
                          -------------------------------------------------

ARTICLE II The purpose or purposes for which the corporation is organized are:


     All activities authorized by law.




ARTICLE III The aggregate number of shares which the corporation shall have authority to issue is:


     500 of capitol stock without par value and which shall be all of the same class.



ARTICLE IV  The address of the initial registered office of the corporation is:

     5319 SW Westgate Dr.            Portland, OR             97221
--------------------------------------------------------------------------------
     (Street and Number)           (City and State)         (Zip Code)

and the name of its initial registered agent at such address is James K. Belknap
                                                               -----------------

                                  EXHIBIT 3 (i)

ARTICLE V The number of directors constituting the initial board of the corporation is one, and the names and address of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

           Name                                      Address
           ----                                      -------

        Homer Adams                2000 NE 259th St. Ridgefield, WA  98642
--------------------------------   ---------------------------------------------

ARTICLE VI  The name and address of each incorporator is:


           Name                                      Address
           ----                                      -------

     James K. Belknap              5319 SW Westgate Dr.,  Portland, OR  97221
--------------------------------   ---------------------------------------------

ARTICLE VII (Provisions for regulation of internal affairs of the corporation as may be appropriate.)

     This corporation shall not commence business under this name until consideration of the value of $1,000.00 has been paid in for issuance of its shares.

We the undersigned incorporators, declare under penalties of perjury that we have examined the foregoing and to the best of our knowledge and belief, it is true, correct and complete.



-----------------------------------     ------------------------------------
                                                            James K. Belknap

Dated        November 22, 1982
      -----------------------------

                                                                        FILED
                                 FILE NO. 164640                     MAR 11 1983

                            ARTICLES OF AMENDMENT OF

                                AQUA TUNNEL, INC.



     Pursuant to ORS 57.360(1), a majority of the shareholders of the corporation entitled to vote thereon adopt the following Articles of Amendment:

     1.    The name of the Corporation is Aqua Tunnel, Inc.

     2. The amendments to the Articles of Incorporation are as follows:

     Article III of said Articles of Incorporation is amended to read in its entirety:

                                  "ARTICLE III

     The aggregate number of shares of capital stock, which this Corporation shall have authority to issue is: (1) 5,000,000 shares of common stock; par value of $0.001 per share, having one vote per share; (2) 500,000 shares of non-voting preferred stock; par value $0.001 of per share, issuable in series of such amount and having such dividend rates, rights and conditions (including, conversion and call) as may be set from time to time by the Board of Directors."

     An Article VII is added which reads in its entirety as follows:


                                  "ARTICLE VIII

     No holder of shares of this Corporation, as such shall be entitled, as a matter of preferential or preemptive rights to subscribe for or purchase any stock of any class, any rights, warrants or options with respect thereto, or any obligation or security convertible into or exchangeable for any such stock or other security, which this Corporation may issue, sell, assign or otherwise transfer, regardless of the consideration therefore, and whether issued, sold, assigned or transferred out of unissued stock or other securities or out of stock or other securities acquired by the Corporation after the issue thereof."

     3.    Date of Adoption by shareholders: March 8, 1983.

     4.    Number of shares outstanding and number of shares
        entitled to vote:   100 outstanding, 100 entitled to vote

     5.    Number of shares voted for such amendment: 100
        Number of shares voted against such amendment: -0-

     6. The exchange, reclassification or cancellation shall be effected as follows: each authorized and outstanding share of the common stock of the Corporation be and hereby is, automatically converted into 10,000 shares of $0.001 par value common stock of the Corporation from and after the date of the filing and upon submission by a shareholder of the present certificate or certificates for shares of the common stock, each such shareholder shall receive a new certificate for shares of the common stock reflecting this conversion.

     7.    The amount of stated capital as changed is: $10,000.



     IN WITNESS WHEREOF, the undersigned, being the President and

Secretary of Aqua Tunnel, Inc., declare under the penalties for perjury that we have examined the foregoing and to the best of our knowledge and belief, it is true, correct and complete.





--------------------------------------------------
Homer Adams, President



--------------------------------------------------
Paul Holt, Secretary


     Dated:  March 11, 1983.

Submit the Original              STATE OF OREGON                        FILED
And One True Copy             CORPORATION DIVISION                   APR 30 1986
No Fee Required                158 12th Street NE
                                 Salem, OR 97310
Registry Number:
                              ARTICLES OF AMENDMENT
    164640-18                    BY SHAREHOLDERS
-----------------
    (If known)

                    PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

1.   Name of the corporation prior to amendment:

       Aqua Tunnel, Inc.     93-0822159
     --------------------------------------------------------------

2. State the article number(s) and set forth the article(s) as it is amended to read. (Attach additional sheets, if necessary.)

     Pursuant to resolution of majority shareholders, officers and directors at corporate meeting held 3-13-86, the corporate name of Aqua Tunnel, Inc. is hereby changed to Employers Capital Corporation.

3. The amendment was adopted on March 13, 1986. (If more than one amendment was adopted, identify the date of adoption of each amendment.)


4. /X/ Shareholder action was required to adopt the amendment(s). The shareholder vote was as follows:

--------------------------------------------------------------------------------
          Class or     Number of    Number of     Number of    Number of
          Series of    Shares       Votes         Votes Cast   votes Cast
          Shares       Outstanding  Entitled to   for          Against
                                    be Cast
--------------------------------------------------------------------------------
          Common       2,000,000    2,000,000     Majority     None
--------------------------------------------------------------------------------

5.   Other provisions, if applicable (Attach additional sheets, if necessary).


Execution: --------------------------------  --------------------------
                    President                          Secretary

Person to contact about this filing: Arlen L. Smith      (503)641-5572
                                     ---------------------------------------
                                        Name             Daytime Phone Number


Submit the original and a true copy to the Corporation Division, 158 12th Street NE, Salem, Oregon 97310. There is no fee required. If you have questions, please call (503) 378-4166.

Submit the Original              STATE OF OREGON                        FILED
And One True Copy             CORPORATION DIVISION                   JUL 19 1988
No Fee Required                158 12th Street NE
                                 Salem, OR 97310
Registry Number:
                              ARTICLES OF AMENDMENT
    164640-18             BY DIRECTORS OR SHAREHOLDERS
-----------------
    (If known)

                    PLEASE TYPE OR PRINT LEGIBLY IN BLACK INK

1.   Name of the corporation prior to amendment:

       Employers Capital Corporation
     -------------------------------------------------------

2. State the article number(s) and set forth the article(s) as it is amended to read.
     (Attach additional sheets, if necessary.)

     Article #1:  American Natural Foods Marketing, Inc.
     Article #2:  SIC #5960
     Article #3:  50,000,000 Common NPV, 10,000,000 Preferred NPV

3. The amendment was adopted on April 29, 1988. (If more than one amendment was adopted, identify the date of adoption of each amendment.)

4. /X/ Shareholder action was required to adopt the amendment(s). The shareholder vote was as follows:
--------------------------------------------------------------------------------
          Class or     Number of    Number of     Number of    Number of
          Series of    Shares       Votes         Votes Cast   votes Cast
          Shares       Outstanding  Entitled to   for          Against
                                    be Cast
--------------------------------------------------------------------------------
          Common       2,000,000    2,000,000     1,072,000    No
--------------------------------------------------------------------------------

5.   Other provisions, if applicable (Attach additional sheets, if necessary).


Execution:                    James L. Barnard                      Pres.
          ---------------------------------------------------------------
               Signature        Printed Name                               Title

Person to contact about this filing:  James L. Barnard         (503)225-0374
                                     ----------------------------------------
                                        Name                Daytime Phone Number

Submit the original and a true copy to the Corporation Division, 158 12th Street NE, Salem, Oregon 97310. There is no fee required. If you have questions, please call (503) 378-4166.

                                        BYLAWS

                                          OF

                        AMERICAN NATURAL FOODS MARKETING, INC.

                                      ARTICLE I

                                       OFFICES

    The principal office of the corporation in the State of Oregon shall be located at 9640 SW Sunshine Court, Suite G700, Beaverton, Oregon, 97005. The corporation may have such other offices, either within or without the State of Oregon, as the Board of Directors may designate or as the business of the corporation may from time to time require.

    The registered of office of the corporation required by the Oregon Business Corporation Act to be maintained in the State of Oregon may be, but need not be, identical with principal office in the State of Oregon, and the address of the registered office may be changed from time to time by the Board of Directors.

                                      ARTICLE II

SHAREHOLDERS

    Section 1.  ANNUAL MEETING.   The annual meeting of the shareholders shall
be held on First Monday in June at 9:30 AM, for the purpose of electing directors and for the transactions of such other business as may come before meeting. If the day fixed for the annual meeting shall be a legal holiday in the State of Oregon, such meeting shall be held on the next succeeding business day. Failure to hold the annual meeting at the designated time shall not work a forfeiture or dissolution of the corporation.

    Section 2. FAILURE TO HOLD ANNUAL MEETING. If the annual meeting is not held at the designated time, the President or the Board of Directors may call the annual meeting at a time fixed by them not more than sixty days after such designated time by proper notice designating the meeting as the annual meeting. If the annual meeting is not held at the designated time or during the sixty-day period thereafter, the annual meeting may be called by the holders of not less
than one-tenth of all the shares entitled to vote at the meeting.   In such
event, notice shall be given not more than fifteen days after the expiration of such sixty-day period. Such notice shall fix the time of the meeting at the earliest date permissible under the applicable notice requirements.

    Section 3. SPECIAL MEETING. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting.


PAGE 1- BYLAWS
                                    EXHIBIT 3(ii)

    Section 4.  PLACE OF MEETING.   The Board of Directors may designate any
place, either within or without the State of Oregon, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote to a meeting may designate any place, either within or without the State of Oregon, as the place for holding of such meeting. If no designation is made, or if a special meeting is otherwise called, the place of meeting shall be at the principal office of the corporation in the State of Oregon.

    Section 5.  NOTICE OF MEETING.   Written notice stating the place, day and
hour of the meeting and, in case of special meeting the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder's address as it appears on the stock transfer books of the corporation, with first class postage paid.

    Section 6.  CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.   For the
purpose of determining shareholders entitled to notice of or vote at any meeting of shareholders or any adjournment of it, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a period but not to exceed, in
any case, fifty days.   If the stock transfer books shall be closed for the
purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be for more than fifty days and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment of such meeting.

    Section 7.  VOTING LISTS.   The officer or agent having charge of the stock
transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment of it, arranged in alphabetical order, with the address of the shareholders and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall to kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer book shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.


PAGE 2- BYLAWS
                                    EXHIBIT 3(ii)

    Section 8.  QUORUM.   Unless otherwise provided in the corporation's
Article of Incorporation, a majority of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice until a quorum is present or represented. At such adjourned meeting during which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The shareholders present at duly adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

    Section 9.  PROXIES.   At all meetings of shareholders, a shareholder may
vote in person or by proxy executed in writing by the shareholders or by the shareholder's duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the Corporation before or at time of the meeting. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy.

    Section 10. VOTING OF SHARES. Unless otherwise provided in the corporation's Article of Incorporation, each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders.

    The vote of the holders of a majority of the shares present and entitled to vote at any duly organized meeting shall decide any question unless the vote of a greater number shall be required by law or the Articles of Incorporation.

    No cumulative voting for directors shall be permitted.

    Section 11. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

    Shares held by an administrator, executor, guardian of conservator may be voted by such person, either in person or by proxy, without a transfer of such shares into such person's name. Shares standing in the name of a trustee or custodian may be voting by such person, either in person or by proxy, but no trustee or custodian shall be entitled to vote shares held by such person without a transfer of such shares into such person's name.

    Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without their transfer into the receiver's name if authority to so vote is contained in an appropriate order of the court by which such receiver was appointed.

    A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

    Shares of its own stock belonging to the corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

    Section 12.  INFORMAL ACTION BY SHAREHOLDERS.   Any action required to be


PAGE 3- BYLAWS
                                    EXHIBIT 3(ii)
taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action to taken, shall be signed by all shareholders entitled to vote with respect to the subject matter of the action.

                                     ARTICLE III

BOARD OF DIRECTORS

    Section 1.  GENERAL POWERS.   The business and affairs of the corporation
shall be managed by its Board of Directors.

    Section 2.  NUMBER, TENURE AND QUALIFICATIONS.   The number of directors of
the corporation shall be minimum of 1 and maximum of 7 as determined from time to time by the Board of Directors. Each director shall hold office until the next annual meeting of shareholders and until the director's successor shall
have been duly elected and qualified.   Directors need not be residents of the
State of Washington or shareholders of the corporation.

    Section 3.  REGULAR MEETING.   A regular meeting of the Board of Directors
shall be held without other notice than this bylaw, immediately after, and at
the same place as, the annual meeting of shareholders.   The Board of Directors
may provide by resolution the time and place, either within or without the State of Oregon, for the holding of additional regular meeting without other notice than such resolution.

    Section 4. SPECIAL MEETING.   Special meetings of the Board of Directors
may be called by or at the request of the President or any director. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State or Oregon, as the place for holding any special meeting of the Board of Directors called by him, her or them.

    Section 5.  TELEPHONE CONFERENCE MEETING.   Any regular or special meeting
of the board may be by means of conference telephone or similar communications equipment by means of which all person participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting.

    Section 6. NOTICE OF MEETING.   Notice of any special meeting shall be
given at least 5 days prior to such meeting written notice delivered personally or mailed to each director at the director's business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with first class postage paid. If notice is given by telegram, such notice shall be deemed to be delivered when the telegram
is delivered to the telegraph company.   Any director may waiver notice of
meeting.   The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the
meeting is not lawfully called or convened.   Neither the business to be
transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

    Section 7.  Quorum.   A majority of the number of directors fixed by
Section 2 of this Article III shall constitute a quorum for the transaction of business at any


PAGE 4- BYLAWS
                                    EXHIBIT 3(ii)
meeting of the Board of Directors.   If less than a majority is present at a
meeting, the director or directors present may adjourn the meeting from time to time without further notice. The directors present at a duly adjournment, notwithstanding the withdrawal of enough directors to leave less than a quorum.

    Section 8.  MANNER OF ACTING.   The act of the majority of the directors
presents at a meeting at which a quorum is present shall be the act of the Board of Directors except as provided in Section 7 of this Article III and in Article XI and Article XII.

    Section 9.  REMOVAL.   All or any number of the directors may be removed,
with or without cause, by a vote of the majority of the shares then entitled to vote at an election of directors, or at a special meeting of the shareholders called for that purpose.

    Section 10.  VACANCIES.   Any vacancy occurring in the Board of Directors
may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the expired term of the director's predecessor in office. Any directorship to be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose unless otherwise provided in the Articles of Incorporation.

    Section 11.  COMPENSATION.   By resolution of the Board of Directors, each
director may be paid the director's expense, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or fixed sum for attendance at each meeting of the Board of Directors or both. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation for such service.

    Section 12.  PRESUMPTION OF ASSENT.   A director of the corporation who is
present at a meeting of the Board of Directors at which action on any corporation matter is taken shall be presumed to have assented to the action taken unless the director's dissent shall be entered in the minutes of the meeting or unless the director shall file his or her written dissent to the action with the person acting as the Secretary of the meeting before the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of the action.

    Section 13. ACTION WITHOUT A MEETING.   Any action that may be taken at a
meeting of the directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all directors.

                                      ARTICLE IV

OFFICERS

    Section 1.  NUMBER.   The officers of the corporation shall be a President,
a President and/or General Manager, one or more Vice Presidents (the number to be determined by the Board of Directors), a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors. Any two or more officers may be held by the same person.


PAGE 5- BYLAWS
                                    EXHIBIT 3(ii)

    Section 2. ELECTION AND TERM OF OFFICE.   The officers of the corporation
to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each
annual meeting of he shareholders.   If the election of officers shall not be
held at such meeting, such election shall be held as soon thereafter as may be convenient. Each officer shall hold office until his or her successor shall have been duly elected and shall have qualified or until the officer's death or until he or she shall resign or shall have been removed in the manner provided in this Article IV.

    Section 3.  REMOVAL.   Any officer or agent may be removed by the Board of
Directors whenever, in its judgment, the best interests of the corporation would be served by such removal, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not itself create contract rights.

    Section 4.  VACANCIES.   A vacancy in any office because of death,
resignation, removal, disqualification or otherwise may be filled by the Board of Directors for the unexpired portion of the term.

    Section 5.  PRESIDENT.   The President shall be the principal executive
officer of the corporation and, subject to the control of the Board of Directors, shall in general supervise and control all the business and affairs
of the Corporation.   The President shall, when present, preside at all meetings
of the shareholders and of the Board of Directors.   The President may sign,
with the Secretary, Assistant Secretary or any other proper officer of the corporation so authorized by the Board of Directors, certificates for shares of
the corporation.   The President may also sign deeds, mortgages, bonds,
contracts, and/or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution of any of the same shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the corporation, or shall be required by law to be otherwise signed or executed. The President shall, in general, perform all duties incident to the office of the President and such other duties as may be prescribed by the Board of Directors from time to time.

    Section 6.  VICE PRESIDENT.   In the absence of the President  or in the
event of the President's death, inability or refusal to act, the Vice President (or in the event there is more than one vice president, the vice presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President, and when so acting, shall have all the powers of and be subject
to all the restrictions upon the President.   Any Vice President may sign, with
the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him or her by the, the President and/or General Manager or the Board of Directors.

    Section 7.  SECRETARY.   The Secretary shall:  (a) keep the minutes of the
proceedings of the shareholders and of the Board of Directors in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents the execution of which on behalf of the corporation under its seal is duly authorized; (d) keep a register of the mailing


PAGE 6- BYLAWS
                                    EXHIBIT 3(ii)
address of each shareholder which shall be furnished to the Secretary by such shareholder which shall be furnished to Secretary by such shareholder; (e) sign, with the President or a Vice President, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; and (g) in general charge of the stock transfer books of the corporation; and (g) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors.

    Section 8.  TREASURER.   The Treasurer shall:  (a) have charge and custody
of and be responsible for all funds and securities of the corporation; (b) receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provision of Article VI of these Bylaws; and (c) in general perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

    Section 9.  ASSISTANT SECRETARIES AND ASSISTANT TREASURERS.   The Assistant
Secretaries, when authorized by the Board of Directors or the Bylaws, may sign, with the President or a Vice President, certificates for shares of the corporation the issuance of which shall have been authorized by resolution of the Board of Directors. The assistant Treasurers shall, respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers shall, in general, perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.

    Section 10.  SALARIES.   The salaries of the officers shall fixed from time
to time by the Board of Directors. No officer shall be prevented from receiving such salary by reason of the fact that the officer is also a director of the corporation.


                                      ARTICLE V

CERTIFICATES FOR SHARES AND THEIR TRANSFER

    Section 1.  CERTIFICATES FOR SHARES.   Certificates representing shares of
the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of each person to whom shares (whether or not represented by certificates) are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be canceled. No new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a


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

lost, destroyed or mutilated certificate, a new one may be issued for it upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

    Section 2.  TRANSFER OF SHARES.   Transfer of shares of the corporation
shall be made only on the stock transfer books of the corporation by the holder of record of such shares or by his or legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney so authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and or surrender for cancellation of any certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be owner of such shares for all purposes.

    Section 3.  RESTRICTIONS ON TRANSFER.   No securities of the corporation
and no certificate representing such securities shall be transferred:

         (i)  In violation of any law;

         (ii) In violation of any restriction on such transfer set forth in the Articles of Incorporation or amendments thereto; or

         (iii) In violation of any restriction contained in any stock purchase or buy-sell agreement, right of first refusal or buy, or other agreement, which agreement has been filed with the corporation and, if any certificates have been issued, reference to which restriction is made on the certificates representing such securities. The corporation shall not be bound by any restriction not so filed and noted. The corporation and any party to any such agreement shall have the right to have a restrictive legend imprinted on such certificates, whether or not issued, and on any certificates issued in replacement or exchange.

                                      ARTICLE VI

CONTRACTS, LOANS, CHECKS AND DEPOSITS

    Section 1.  CONTRACTS.   The Board of Directors may authorize any officer
or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

    Section 2.  LOANS.   No loans shall be contracted on behalf of the
corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instance.

    Section 3.  CHECKS, DRAFTS, ETC.   All checks, drafts or other orders for
the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

    Section 4.  DEPOSITS.   All funds of the corporation not otherwise employed
shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.


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    Section 5.  FACSIMILE SIGNATURES.   Contracts and agreements of the
corporation, and endorsements, renewals and amendments of the same, may be authenticated by facsimiles of the signature of a duly authorized officer of the corporation in lieu of a signature of such officer. In event of such authentication by facsimile signature, such contract or agreement shall be valid only if countersigned by an agent or the corporation authorized to execute such
type of contract or agreement.   The validity of any such contract or agreement
shall not be affected in the event that the delivery of such document occurs after the officer whose signature appears by facsimile is no longer serving as an officer of the corporation by reason of death or any other cause.

                                     ARTICLE VII

INDEMNIFICATION

    The corporation shall indemnify to the fullest extent not prohibited by law any person who was or is a party or is threatened to be made a party to any proceeding (as hereinafter defined) against all expenses (including attorney's fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such proceeding.

ADVANCEMENT OF EXPENSES

    Expenses incurred by a director of officer in defending a proceeding shall, in all cases, be paid by the corporation in advance of the final disposition of such proceeding at the written request of such person, if the person:

    Furnishes the corporation a written affirmation of the person's good faith belief that such person is entitled to be indemnified by the corporation under this article or under any other indemnification rights granted by the corporation to such person; and

    Furnishes the corporation a written undertaking to repay such advances to the extent it is ultimately determined by a court that such person is not entitled to be indemnified by the corporation under this article or under any other indemnification rights granted by the corporation to such person. Such advances shall be made without regard to the person's ultimate entitlement to indemnification under this article of otherwise.

DEFINITION OF PROCEEDINGS

    The term "Proceeding" shall include any threatened, pending or completed action, suit or proceeding, whether brought in the right of the corporation or otherwise and whether of a civil, criminal, administrative or investigative nature, in which a person may be or may have been involved as a party or otherwise by reason of the fact that the person is or was a director of officer of the corporation of a fiduciary within the meaning of the Employee Retirement Income Security Act of 1974 with respect to any employee benefit plan of the corporation, or is or was serving at the request of the corporation as a director, officer or fiduciary of an employee benefit plan of another corporation, partnership, joint venture, trust or other enterprise, whether or not serving in such capacity at the time any liability or expense is incurred for which indemnification or advancement of expenses can be provided under this article.


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                                    EXHIBIT 3(ii)

NON-EXCLUSIVITY AND CONTINUITY OF RIGHTS

    The indemnification and entitlement to advancement of expenses provided by this article shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the articles of incorporation or any statute, agreement, general or specific action of the board of directors, vote of stock holders or otherwise, shall continue as to a person who has ceased to be a director or officer, shall inure to the benefit of the heirs, executors, and administrators of such a person and shall extend to all claims for indemnification of advancement of expenses after the adoption of this article.

AMENDMENTS

    Any repeal of this article shall only be prospective and no repeal or modification hereof shall adversely affect the rights under this article in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding.

DIRECTOR LIABILITY

    No director of the corporation shall be personally liable to the corporation or its shareholders for monetary damages for conduct as a director; provided that this section shall not eliminate the liability of a director for any act or omission for which sum elimination of liability is not permitted under the Oregon Business Corporation Act. No amendment to the Oregon Business Corporation Act that further limits the acts or omissions for which elimination of liability is permitted shall affect the liability of a director for any act or omission which occurs prior to the effective date of such amendment.


                                     ARTICLE VIII

DIVIDENDS

    The Board of Directors may, in the exercise of sound discretion, from time to time declare, and the corporation may pay dividends on its outstanding share in the manner and upon the terms and conditions provided by the laws of the State of Oregon.

                                      ARTICLE IX

SEAL

    The Board of Directors may provide a corporation seal which shall be circular in form and have inscribed on it the name of the corporation and the state of incorporation and the word "Corporate Seal."


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

                                      ARTICLE X

WAIVER OF NOTICE

    Whenever any notice is required to given to any shareholder or director of the corporation under the provisions of these Bylaws, under the provisions of the Article of Incorporation or under the provisions of the Oregon Business Corporation Act, a waiver of the notice in writing, signed by the person or persons entitled to the notice, whether before or after the time stated in the notice, shall be deemed equivalent to the giving of the notice.

                                      ARTICLE XI

INTERESTED PARTIES

    A director of the corporation shall not be disqualified by the director's office from contracting with the corporation as vendor, purchaser or otherwise; nor shall any contract or arrangement entered into by or on behalf of the corporation in which any director is in any way interested be avoided on that account, provided that such contract or arrangement shall have been approved or ratified by a majority of the Board of Directors without counting in such majority the director so interested, although such director may be counted toward a quorum, or shall have been approved or ratified by all the affirmative action of a majority in number of shares of the corporation, and the interest shall have been disclosed or known to the approving or ratifying directors or shareholders.

                                     ARTICLE XII

AMENDMENTS

    These Bylaws may be altered, amended or repealed and new bylaws adopted by the Board of Directors by a majority vote of the full board at any regular or special meeting, subject to repeal or change by action of the shareholders.


                                     ARTICLE XIII

EXECUTIVE COMMITTEE

    Section 1.  APPOINTMENT.   The Board of Directors, by resolution adopted by
a majority of the full board, any designated two or more of its members to constitute an Executive Committee. The designation of such committee and the delegation to it of authority shall not operate to relieve the Board of Directors, or any member of it, of any responsibility imposed by law.

    Section 2.  AUTHORITY.   The Executive Committee, when the Board of
Directors is not in session, shall have and may exercise all the authority of the Board of Directors except to the extent, if any, that such authority shall be limited by resolution appointing the Executive Committee and except also that the Executive Committee shall not have the authority of the Board of Directors in reference to amending the Articles of Incorporation, removing an member of the Board of Director, adopting a plan or merger or consolidation, recommending to the shareholders the sale, lease or other disposition of all or substantially all of he property and assets of the corporation otherwise than in the usual and regular course


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


of its business, recommending to the shareholders a voluntary dissolution of the corporation or a revocation thereof, or amending the Bylaws of the corporation.

    Section 3.  TENURE AND QUALIFICATIONS.   Each member of the Executive
Committee shall hold office until the next regular annual meeting of the Board of Directors following such member's designation and until the member's successor is designated as a member of the Executive Committee and is duly elected and qualified.

    Section 4.  MEETINGS.   Regular meetings of the Executive Committee may be
held without notice at such times and places as the Executive Committee may fix from time to time by resolution. Special meetings of the Executive Committee may be called by any member of it upon not less that "2 days" notice stating the place, date and hour of the meeting, which notice may be written or oral, and if mailed, shall be deemed to be delivered when deposited in the United States mail addressed to the member of the Executive Committee at his or her
business address, with first class postage paid.   Any member of the Executive
Committee may waive notice of any meeting and no notice of any meeting need be given to any member of it who attends in person. The notice of a meeting of the Executive Committee need not state the business proposed to be transacted at the meeting. Any regular or special meeting may be by means of telephone conference under the conditions prescribed in Section 5 of Article III of these Bylaws.

    Section 5.  QUORUM.   A majority of the members of the Executive Committee
shall constitute a quorum for the transaction of business at any meeting of it and action of the Executive Committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present.

    Section 6.  ACTION WITHOUT A MEETING.   Any action that may be taken by the
Executive Committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all members of the Executive Committee.

    Section 7.  RESIGNATION AND REMOVAL.   Any member of the Executive
Committee may be removed at any time with or without cause by resolution adopted by a majority of the full Board of Directors. Any member of Executive Committee may resign from the Executive Committee at any time by given written notice to the President or Secretary of the Corporation, and unless otherwise specified in the notice, the acceptance of such resignation shall not be necessary to make it effective.

    Section 8.  VACANCIES.   Any vacancy in the Executive Committee may be
filled by a resolution adopted by a majority of the full Board of Directors.

    Section 9.  PROCEDURE.   The Executive Committee shall elect a presiding
officer from its members and may fix its own rules of procedure which shall not be inconsistent with these Bylaws. It shall keep regular minutes of its proceedings and report the same to the Board of Directors at the next meeting of Board of Directors.

Approved by the Board of Directors

Date:
      --------------------

--------------------------------
Secretary of the Company



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